UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On May 3, 2024, Canoo Inc., a Delaware corporation (the “Company”), filed the Certificate of Designation for the Company’s Series C Cumulative Perpetual Redeemable Preferred Stock (the “Preferred Shares”). The Certificate of Designation designates, creates, authorizes and provides for the issuance of up to 25,000 of the Preferred Shares as contemplated by the previously disclosed Securities Purchase Agreement, by and among the Company and certain special purpose vehicles managed by entities affiliated with Mr. Tony Aquila, the Company’s Chief Executive Officer and Executive Chair (collectively, the “Purchasers”) relating to the acquisition by the Purchasers of the Preferred Shares and warrants.

The terms of the Preferred Shares were described in the Current Report on Form 8-K filed by the Company on April 11, 2024, and such description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designation, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 3, 2024, the Company closed its previously announced sale to the Purchasers of 10,000 shares of the Preferred Shares and warrants to purchase 4,473,272 shares of the Company’s common stock, par value $0.0001 per share, for a total aggregate purchase price of $10 million. The Company received net proceeds of approximately $9.9 million after deducting expenses. The Company intends to use the net proceeds for working capital and general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of the Company for the Series C Cumulative Perpetual Redeemable Preferred Stock, dated May 3, 2024.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary